CUSIP No. 28103E106	Page 10 of 10 Pages

Exhibit 99.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS MERCURY FUNDINGCO, LLC (“Mercury”) does hereby make, constitute and appoint David Tanzer its true and lawful attorney, to execute and deliver in its name and on its behalf whether Mercury acting individually or as representative of others, any and all filings required to be made by Mercury under the Securities Exchange Act of 1934, (as amended, the “Act”), with respect to securities which may be deemed to be beneficially owned by Mercury under the Act, giving and granting unto said attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as Mercury might or could do if personally present by its authorized signatory, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

THIS POWER OF ATTORNEY shall remain in full force and effect until revoked by written instrument. Mercury has the unrestricted right unilaterally to revoke this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has duly subscribed these presents as of

October  7 , 2020.

MERCURY FUNDINGCO, LLC

By: /s/ David Tanzer

Name: David Tanzer

Title: Managing Member of Mercury FundingCo, LLC